Exhibit 99.1

Revolve Group Announces First Quarter 2025 Financial Results

Los Angeles, CA – May 6, 2025 - Revolve Group, Inc. (NYSE: RVLV), the next-generation fashion retailer for Millennial and Generation Z consumers, today announced financial results for the first quarter ended March 31, 2025.

Co-Founder and Co-CEO Commentary

“Our strong execution within a dynamic macro environment resulted in outstanding first quarter results, highlighted by double-digit top-line growth, 57% growth in operating income year-over-year, and $45 million in operating cash flow that further strengthened our balance sheet,” said co-founder and co-CEO Mike Karanikolas. “We achieved these strong results while continuing to invest in key initiatives that we believe will drive long-term success, which is especially important during this uncertain time when industry peers with weaker foundations are dialing back investment plans.”

“I am very proud of our team’s continued outstanding execution and flexibility that has driven our strong performance,” said co-founder and co-CEO Michael Mente. “It is the strength of our team, our solid financial foundation and our flexibility that we believe position us well to navigate through the current geopolitical and macro-uncertainty while continuing to invest in the exciting growth opportunities ahead. We have consistently outperformed through challenging periods in the past and are entering this current cycle on strong footing, giving us the confidence not just to manage through the near-term challenges, but also to gain further market share and drive long-term gains.”

First Quarter 2025 Financial Summary

	Three Months Ended March 31,
	2025	2024	YoY Change
	(in thousands, except percentages)
Net sales	$296,709	$270,581	10%
Gross profit	$154,286	$141,502	9%
Gross margin	52.0%	52.3%
Net income	$11,406	$10,873	5%
Adjusted EBITDA (non-GAAP financial measure)	$19,299	$13,267	45%
Net cash provided by operating activities	$45,145	$38,391	18%
Free cash flow (non-GAAP financial measure)	$42,804	$36,656	17%

Operational Metrics

	Three Months Ended March 31,
	2025	2024	YoY Change
	(in thousands, except average order value and percentages)
Active customers (trailing 12 months)	2,703	2,551	6%
Total orders placed	2,308	2,223	4%
Average order value	$295	$299	(1%)

Additional First Quarter 2025 Metrics and Results Commentary

•
Trailing 12-month active customers grew to 2,703,000 as of March 31, 2025, an increase of 6% year-over-year.
•
Net sales were $296.7 million, a year-over-year increase of 10%.
•
Gross profit was $154.3 million, a year-over-year increase of 9%.
•
Gross margin was 52.0%, a decrease of 30 basis points year-over-year that primarily reflects a lower mix of full price sales year-over-year and deeper markdowns, partially offset by a higher mix of owned brand net sales year-over-year.
•
Fulfillment costs were $9.4 million, or 3.2% of net sales, compared to $9.4 million, or 3.5% of net sales, in the first quarter of 2024. The increased fulfillment efficiency year-over-year as a percentage of net sales primarily reflects a lower proportion of returned purchases.
•
Selling and distribution costs were $50.0 million, or 16.8% of net sales, compared to $48.4 million, or 17.9% of net sales, in the first quarter of 2024. The increased efficiency year-over-year as a percentage of net sales primarily reflects a lower proportion of returned purchases and lower shipping rates year-over-year, partially offset by a decrease in average order value.
•
Marketing costs were $42.4 million, or 14.3% of net sales, compared to $41.4 million, or 15.3% of net sales, in the first quarter of 2024. The increased marketing efficiency year-over-year as a percentage of net sales primarily reflects increased efficiencies in our brand marketing investments.
•
Net income was $11.4 million, an increase from $10.9 million in the first quarter of 2024. Net income in the prior year quarter included an insurance recovery of $2.8 million ($2.1 million, net of taxes) within other income, net.
•
Adjusted EBITDA was $19.3 million, a year-over-year increase of 45% that primarily reflects a year-over-year increase in net sales and gross profit combined with increased year-over-year efficiency in our selling and distribution costs, marketing investment and fulfillment costs, partially offset by increased general and administrative expenses year-over-year.
•
Diluted earnings per share (EPS) was $0.16, an increase from $0.15 in the first quarter of 2024. EPS for the first quarter of 2024 included the insurance recovery mentioned above equivalent to approximately $0.03 per share.

Additional Net Sales Commentary

•
REVOLVE segment net sales were $254.4 million, a year-over-year increase of 11%.
•
FWRD segment net sales were $42.3 million, a year-over-year increase of 3%.
•
Domestic net sales were $239.2 million, a year-over-year increase of 9%.
•
International net sales were $57.5 million, a year-over-year increase of 12%.

Cash Flow and Balance Sheet

•
Net cash provided by operating activities was $45.1 million and free cash flow was $42.8 million, an increase of 18% and 17%, respectively, compared to $38.4 million and $36.7 million reported in the first quarter of 2024.
•
Cash and cash equivalents: The strong cash flow generation has further strengthened our balance sheet and liquidity. Cash and cash equivalents as of March 31, 2025 were $300.8 million, an increase of $44.2 million, or 17%, from $256.6 million as of December 31, 2024, and an increase of $27.4 million, or 10%, from $273.4 million as of March 31, 2024. Our balance sheet as of March 31, 2025 remains debt free.
•
Inventory as of March 31, 2025 was $213.7 million, a decrease of $15.6 million, or 7%, from December 31, 2024, and an increase of $11.9 million year-over-year, or 6%, from the inventory balance of $201.8 million as of March 31, 2024.

Additional trend information regarding Revolve Group’s first quarter of 2025 financial results and operating metrics is available in the Q1 2025 Financial Highlights presentation available on our investor relations website: https://investors.revolve.com/events-and-presentations

Results Since the End of the First Quarter of 2025

Net sales in April 2025 increased by a mid-single digit percentage year-over-year, highlighted by comparably stronger net sales growth in international markets.

2025 Business Outlook

Based on information available to us as of May 6, 2025, we are providing the following guidance for the full year ending December 31, 2025 and the second quarter ending June 30, 2025.

Our outlook takes into account our assessment of the current macroeconomic environment and related cost pressures and potential headwinds to consumer spending, including, but not limited to, tariffs, inflationary pressures, supply chain disruptions and foreign currency volatility. Importantly, our outlook for gross margin is based on the current level of tariffs as of May 6, 2025 and our estimate of the impact of mitigating activities that we are currently undertaking or will undertake. However, actual gross margin will be particularly susceptible to variability based on the timing and level of tariffs that will ultimately be in effect during relevant periods, as well as the potential impact from mitigating activities that we are undertaking or may undertake.

	Updated FY 2025 Outlook	Prior FY 2025 Outlook
Gross margin	50.0% to 52.0%	52.4% to 52.9%
Fulfillment expenses	3.0% to 3.2% of net sales	3.0% to 3.2% of net sales
Selling and distribution expenses	17.2% to 17.5% of net sales	17.0% to 17.2% of net sales
Marketing expenses	14.9% to 15.1% of net sales	14.9% to 15.1% of net sales
General and administrative expenses	$154 million to $157 million	$155 million to $158 million
Effective tax rate	27% to 28%	24% to 26%

Second Quarter 2025 Outlook
Gross margin	52.0% to 53.0%
Fulfillment expenses	3.1% of net sales
Selling and distribution expenses	17.9% of net sales
Marketing expenses	15.0% of net sales
General and administrative expenses	$39.0 million

Conference Call Information

Revolve Group management will host a call today at 4:30 pm ET / 1:30 pm PT to discuss today’s results in more detail. To participate, please dial (888) 596-4144 within the United States or (646) 968-2525 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 2756104. The conference call will also be accessible, live via audio broadcast, on the Investor Relations section of the Revolve Group website at investors.revolve.com. A replay of the conference call will be available online at investors.revolve.com. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (800) 770-2030 within the United States or (609) 800-9909 outside the United States. The replay conference ID is 2756104.

Forward-Looking Statements

This press release contains ''forward-looking statements'' within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our growth prospects and market share gains, and outlook for the second quarter and full year of 2025. Forward-looking statements include statements containing words such as "expect," "anticipate," "believe," "project," "will" and similar expressions intended to identify forward-looking statements. These forward-looking statements are based on our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to changing economic conditions and their impact on consumer demand and our business, the effect of tariffs; operating results and financial condition; demand for our products; supply chain challenges; inflationary pressures; wars and conflicts in Ukraine/Russia, Israel/Gaza and the Middle East; other geopolitical tensions; our fluctuating operating results; seasonality in our business; our ability to acquire products on reasonable terms; our e-commerce business model; our ability to attract customers in a cost effective manner; our ability to source goods in a cost effective manner; the strength of our brand; competition; fraud; system interruptions; our ability to fulfill orders; the impact of public health crises on our business, operations and financial results; the effect of claims, lawsuits, government investigations, other legal or regulatory proceedings or commercial or contractual disputes; and other risks and uncertainties included under the caption "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission, or SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2024 and our subsequent Quarterly Reports on Form 10-Q, including for the quarter ended March 31, 2025, which we expect to file with the SEC on May 6, 2025. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Use of Non-GAAP Financial Measures and Other Operating Metrics

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), we reference in this press release and the accompanying tables the following non-GAAP financial measures: Adjusted EBITDA and free cash flow.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

We use these non-GAAP financial measures to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting, and analyzing future periods.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see the tables captioned “Reconciliation of Non-GAAP Financial Measures” included at the end of this release. We encourage reviewing the reconciliation in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and may include other expenses, costs and non-recurring items.

Definitions of our non-GAAP financial measures and other operating metrics are presented below.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income before other (income) expense, net; taxes; and depreciation and amortization; adjusted to exclude the effects of equity-based compensation expense, certain transaction costs and certain non-routine items. Adjusted EBITDA is a key measure used by management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation, excludes an item that we do not consider to be indicative of our core operating performance.

Free Cash Flow

Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities less cash used in purchases of property and equipment, and purchases of rental product. We view free cash flow as an important indicator of our liquidity because it measures the amount of cash we generate. Free cash flow also reflects changes in working capital.

Active Customers

We define an active customer as a unique customer account from which a purchase was made across our platform at least once in the preceding 12-month period. In any particular period, we determine our number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period. We view the number of active customers as a key indicator of our growth, the reach of our sites, the value proposition and consumer awareness of our brand, the continued use of our sites by our customers and their desire to purchase our products.

Total Orders Placed

We define total orders placed as the total number of orders placed by our customers, prior to product returns, across our platform in any given period. We view total orders placed as a key indicator of the velocity of our business and an indication of the desirability of our products and sites to our customers. Total orders placed, together with average order value, is an indicator of the net sales we expect to recognize in a given period.

Average Order Value

We define average order value as the sum of the total gross sales from our sites in a given period, prior to product returns, divided by the total orders placed in that period. We believe our high average order value demonstrates the premium nature of our product assortment. Average order value varies depending on the site through which we sell merchandise, the mix of product categories sold, the number of units in each order, the percentage of sales at full price, and for sales at less than full price, the level of markdowns.

About Revolve Group, Inc.

Revolve Group, Inc. (NYSE: RVLV) is the next-generation fashion retailer for Millennial and Generation Z consumers. As a trusted premium lifestyle brand and a go-to online source for discovery and inspiration, we deliver an engaging customer experience from a vast yet curated offering of apparel, footwear, accessories, beauty and home products. Our dynamic platform connects a deeply engaged community of millions of consumers, thousands of global fashion influencers and more than 1,000 emerging, established and owned brands.

We were founded in 2003 by our co-CEOs, Michael Mente and Mike Karanikolas. We sell merchandise through two complementary segments, REVOLVE and FWRD, that leverage one platform. Through REVOLVE, we offer an assortment of premium apparel, footwear, accessories and beauty products from emerging, established and owned brands. Through FWRD, we offer an assortment of curated and elevated iconic and emerging luxury brands. For more information, visit www.revolve.com.

Contacts:

Investors:

Erik Randerson, CFA

562.677.9513

IR@revolve.com

Media:

Jennifer Walker

revolve@walkerdrawas.com

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Net sales	$296,709	$270,581
Cost of sales	142,423	129,079
Gross profit	154,286	141,502
Operating expenses:
Fulfillment	9,358	9,393
Selling and distribution	49,956	48,438
Marketing	42,402	41,379
General and administrative	37,882	32,964
Total operating expenses	139,598	132,174
Income from operations	14,688	9,328
Other income, net	(893)	(5,321)
Income before income taxes	15,581	14,649
Provision for income taxes	4,175	3,776
Net income	11,406	10,873
Less: Net loss attributable to non-controlling interest	413	—
Net income attributable to Revolve Group, Inc. stockholders	$11,819	$10,873
Earnings per share of Class A and Class B common stock:
Basic	$0.17	$0.15
Diluted	$0.16	$0.15
Weighted average number of shares of Class A and Class B common stock outstanding:
Basic	71,256	70,919
Diluted	72,271	71,523

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$300,831	$256,600
Accounts receivable, net	16,820	10,338
Inventory	213,689	229,244
Income taxes receivable	1,122	1,195
Prepaid expenses and other current assets	68,224	63,711
Total current assets	600,686	561,088
Property and equipment (net of accumulated depreciation of $23,190 and $22,230 as of March 31, 2025 and December 31, 2024, respectively)	9,491	8,937
Right-of-use lease assets	40,058	36,259
Intangible assets, net	2,501	2,294
Goodwill	2,042	2,042
Other assets	22,267	18,067
Deferred income taxes	36,860	36,860
Total assets	$713,905	$665,547
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$57,354	$45,098
Income taxes payable	2,643	4
Accrued expenses	37,965	38,524
Returns reserve	78,527	69,661
Current lease liabilities	9,947	9,066
Other current liabilities	39,478	33,744
Total current liabilities	225,914	196,097
Non-current lease liabilities	34,620	31,665
Total liabilities	260,534	227,762
Stockholders’ equity:
Class A common stock, $0.001 par value; 1,000,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 40,413,816 and 39,699,150 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	41	40
Class B common stock, $0.001 par value; 125,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 30,918,796 and 31,501,330 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	31	32
Additional paid-in capital	135,268	133,046
Retained earnings	318,847	305,070
Non-controlling interest	(816)	(403)
Total stockholders’ equity	453,371	437,785
Total liabilities and stockholders’ equity	$713,905	$665,547

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2025	2024
Operating activities:
Net income	$11,406	$10,873
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,018	1,343
Rental product depreciation	351	—
Equity-based compensation	2,753	2,559
Changes in operating assets and liabilities:
Accounts receivable	(6,482)	(2,524)
Inventories	15,555	1,748
Income taxes receivable	73	1,625
Prepaid expenses and other current assets	(4,513)	(13,032)
Other assets	(3,989)	(226)
Accounts payable	12,256	8,179
Income taxes payable	2,639	1,248
Accrued expenses	(559)	7,765
Returns reserve	8,866	20,616
Right-of-use lease assets and current and non-current lease liabilities	37	(128)
Other current liabilities	5,734	(1,655)
Net cash provided by operating activities	45,145	38,391
Investing activities:
Purchases of property and equipment	(1,779)	(1,735)
Purchases of rental product	(562)	—
Net cash used in investing activities	(2,341)	(1,735)
Financing activities:
Proceeds from the exercise of stock options, net of tax withholdings on share-based payment awards	(531)	(145)
Repurchases of Class A common stock	—	(8,119)
Net cash used in financing activities	(531)	(8,264)
Effect of exchange rate changes on cash and cash equivalents	1,958	(425)
Net increase in cash and cash equivalents	44,231	27,967
Cash and cash equivalents, beginning of period	256,600	245,449
Cash and cash equivalents, end of period	$300,831	$273,416
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes, net of refund	$468	$1,599
Operating leases	$2,841	$2,254
Supplemental disclosure of non-cash activities:
Lease assets obtained in exchange for new operating lease liabilities	$6,096	$1,994

REVOLVE GROUP, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Unaudited)

The following table summarizes our net sales, cost of sales and gross profit for each of our reportable segments (in thousands):

	Three Months Ended March 31,
Net sales	2025	2024
REVOLVE	$254,395	$229,589
FWRD	42,314	40,992
Total	$296,709	$270,581

Cost of sales
REVOLVE	$115,610	$101,917
FWRD	26,813	27,162
Total	$142,423	$129,079

Gross profit
REVOLVE	$138,785	$127,672
FWRD	15,501	13,830
Total	$154,286	$141,502

The following table lists net sales by geographic area (in thousands):

	Three Months Ended March 31,
	2025	2024
United States	$239,243	$219,133
Rest of the world	57,466	51,448
Total	$296,709	$270,581

REVOLVE GROUP, INC. AND SUBSIDIARIES

KEY OPERATING AND FINANCIAL METRICS

(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(in thousands, except average order value and percentages)
Gross margin	52.0%	52.3%
Adjusted EBITDA	$19,299	$13,267
Free cash flow	$42,804	$36,656
Active customers	2,703	2,551
Total orders placed	2,308	2,223
Average order value	$295	$299

REVOLVE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

A reconciliation of non-GAAP Adjusted EBITDA to net income for the three months ended March 31, 2025 and 2024 is as follows:

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Net income	$11,406	$10,873
Excluding:
Other income, net	(893)	(5,321)
Provision for income taxes	4,175	3,776
Depreciation and amortization	1,018	1,343
Equity-based compensation	2,753	2,559
Transaction costs	840	—
Non-routine items(1)	—	37
Adjusted EBITDA	$19,299	$13,267

(1)	Non-routine items in the three months ended March 31, 2024 represent fees related to a settled legal matter.

A reconciliation of non-GAAP free cash flow to net cash provided by operating activities for the three months ended March 31, 2025 and 2024 is as follows:

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Net cash provided by operating activities	$45,145	$38,391
Purchases of property and equipment	(1,779)	(1,735)
Purchases of rental product	(562)	—
Free cash flow	$42,804	$36,656
Net cash used in investing activities	$(2,341)	$(1,735)
Net cash used in financing activities	$(531)	$(8,264)